Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS ANNOUNCES FOURTH QUARTER RESULTS AND ENTRY INTO THE COMMUNICATION AND CONTENT PROVIDER TRAFFIC MANAGEMENT MARKET

HILLSBORO, OR - February 3, 2015 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, announced fourth quarter 2014 revenues of $48.2 million and a GAAP net loss of $4.5 million or $0.12 per diluted share. Fourth quarter non-GAAP profit was $0.4 million or $0.01 per diluted share.

Commenting on fourth quarter financial and business highlights, Brian Bronson, Radisys President and Chief Executive Officer stated, “Our fourth quarter financial and operational performance continues to set the stage for the acceleration of our strategy in 2015; specifically:

•
We announced the TDE-1000, our first in a suite of products that will leverage our innovative FlowEngine software and is targeted at the communication and content provider traffic management market. The TDE-1000 enables wire-speed packet classification and load balancing in support of efficient Network Function Virtualized network deployments.

◦	During Q4, we delivered our first FlowEngine product to a large North American carrier.

•
We have over 30 MediaEngine trials in support of both Voice over LTE (VoLTE) and WebRTC deployments that leverage our media processing platform. These trials continue to progress well with certain customers preparing for 2015 network deployments.

◦	We formally announced our relationship with Nokia Networks whereby Nokia’s OpenTAS will exclusively utilize our MediaEngine product line.

Given accelerating customer traction in our MediaEngine, FlowEngine and CellEngine products, we will be intensifying our focus on these growth opportunities. With the increased focus in these product lines, we will begin reporting the Company’s revenue and profitability in two segments: Software-Systems and Embedded Products and Hardware Services. We believe these new segments will enable investors to measure investment levels and resulting revenue growth in our high-margin Software-Systems business as well as the profitability we expect from our Embedded Products and Hardware Services segment. Our 2015 expectations for these two segments are:

•
Software-Systems: Revenue growth of 10% to 20%, Gross Margins of 55% to 65% and an operating loss of $2 to $8 million. Growth will be enabled by our focus on VoLTE market opportunities with our MediaEngine products, providing wire-speed packet classification and load balancing for NFV telecom architectures with FlowEngine products and royalty growth resulting from our CellEngine software suite of products moving into small cell commercial deployments.

•
Embedded Products and Hardware Services: Revenue decline of approximately 20%, gross margins of 25% to 30% and operating profit of $13 million to $17 million. We have successfully returned this business to profitability in 2014 as a result of our contract manufacturing transfer and site consolidation initiatives. Going forward, increasing profitability levels will be enabled by further focusing our embedded products investment to fulfill our organic needs inside the Software-Systems business as well as those key strategic and profitable customers that value the quality, technology and extended support Radisys provides.

When taken together, we expect Radisys total revenue to approximate $160 million to $180 million, non-GAAP gross margin to range from 33% to 37%, non-GAAP R&D and SG&A expenses will range from $50 million to $55 million and non-GAAP EPS will approximate $0.20 per share.”

First Quarter Outlook

•	First quarter revenue is expected between $44 million and $50 million.

•	Non-GAAP gross margin in the first quarter is expected between 31% and 33% of sales and non-GAAP R&D and SG&A expenses are expected to approximate $14.5 million.

•	First quarter non-GAAP earnings are expected to range from a loss of $0.04 to a profit of $0.06 per share.

•	Cash, net of the February 15, 2015 $18 million convertible note repayment, is expected to increase approximately $4 million.

Mr. Bronson continued, “Over the last two years we have made incredible strategic progress in our core focus areas while simultaneously improving the operational execution of the company. This has positioned Radisys to enjoy meaningful growth opportunities in all of our Software-Systems product lines while at the same time benefiting from the stability and increasing levels of profitability within our Embedded Products business. We have the opportunity as we progress through 2015 to officially turn the corner as a Company.”

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, February 3, 2015 at 5:00 p.m. ET to discuss its fourth quarter 2014 results and financial outlook for 2015.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 66989965.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on February 17, 2015. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 66989965.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments, financial outlook and expectations for 2015 and for the first quarter 2015, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) customer implementation of traffic management solutions, (b) the outcome of product trials, (c) the market success of customers' products and solutions, (d) the development and transition of new products and solutions, (e) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (f) the Company's dependence on certain customers and high degree of customer concentration, (g) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (h) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (i) matters affecting the software and embedded systems industry, including changes in industry standards, changes in customer requirements and new product introductions, (j) actions by regulatory authorities or other third parties, (k) cash generation, (l) changes in tariff and trade policies and other risks associated with foreign operations, (m) fluctuations in currency exchange rates, (n) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (o) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding, (p) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2013, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of February 3, 2015. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) gain on life insurance asset and (f) gain on sale of land held for sale. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks. For more information about Radisys please visit www.radisys.com.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues	$48,174	$50,138	$192,742	$237,863
Cost of sales:
Cost of sales	32,179	37,230	132,730	165,166
Amortization of purchased technology	2,045	2,055	8,210	8,559
Gross margin	13,950	10,853	51,802	64,138
Operating expenses:
Research and development	7,474	9,989	31,958	45,000
Selling, general and administrative	8,759	10,065	35,862	41,210
Intangible assets amortization	1,260	1,304	5,077	5,215
Restructuring and other charges, net	761	3,442	4,205	7,479
Loss from operations	(4,304)	(13,947)	(25,300)	(34,766)
Interest expense	(293)	(307)	(1,242)	(1,220)
Other income, net	654	964	1,453	1,537
Loss before income tax expense	(3,943)	(13,290)	(25,089)	(34,449)
Income tax expense	524	12,725	2,492	14,955
Net loss	$(4,467)	$(26,015)	$(27,581)	$(49,404)

Net loss per share:
Basic	$(0.12)	$(0.89)	$(0.79)	$(1.72)
Diluted	$(0.12)	$(0.89)	$(0.79)	$(1.72)
Weighted average shares outstanding
Basic	36,504	29,150	34,699	28,805
Diluted	36,504	29,150	34,699	28,805

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$31,242	$25,482
Accounts receivable, net	43,845	41,359
Inventories and inventory deposit, net	18,475	25,409
Other current assets	9,822	8,443
Total current assets	103,384	100,693
Property and equipment, net	9,786	14,854
Intangible assets, net	43,224	56,510
Other assets, net	4,326	4,128
Total assets	$160,720	$176,185

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33,679	$35,081
Deferred revenue	6,204	8,167
Other accrued liabilities	12,261	15,525
Line of credit	10,000	15,000
Convertible senior notes	18,000	—
Total current liabilities	80,144	73,773
Convertible senior notes	—	18,000
Other long-term liabilities	2,800	3,276
Total liabilities	82,944	95,049
Shareholders' equity:
Common stock	334,024	309,370
Accumulated deficit	(256,671)	(229,090)
Accumulated other comprehensive income	423	856
Total shareholders’ equity	77,776	81,136
Total liabilities and shareholders’ equity	$160,720	$176,185

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(4,467)	$(26,015)	$(27,581)	$(49,404)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,883	5,162	20,240	21,748
Stock-based compensation expense	738	1,537	4,097	5,298
Other	2,150	15,982	5,766	17,376
Changes in operating assets and liabilities:
Accounts receivable	(307)	1,176	(5,951)	11,119
Inventories	(1,778)	(1,870)	4,401	157
Accounts payable	1,857	(1,153)	(1,534)	(6,013)
Deferred revenue	80	528	(1,963)	(1,145)
Other operating assets and liabilities	(2,981)	(1,343)	(4,272)	(1,227)
Net cash provided by (used in) operating activities	175	(5,996)	(6,797)	(2,091)
Cash flows from investing activities:
Capital expenditures	(535)	(1,704)	(2,396)	(6,047)
Proceeds from sale of assets	200	1,445	200	2,552
Net cash used in investing activities	(335)	(259)	(2,196)	(3,495)
Cash flows from financing activities:
Repayment of debt, net	—	—	(5,000)	(1,919)
Proceeds from issuance of common stock	105	180	21,186	806
Other financing activities, net	(331)	(138)	(882)	(921)
Net cash provided by (used in) financing activities	(226)	42	15,304	(2,034)
Effect of exchange rate changes on cash and cash equivalents	(310)	136	(551)	(80)
Net increase (decrease) in cash and cash equivalents	(696)	(6,077)	5,760	(7,700)
Cash and cash equivalents, beginning of period	31,938	31,559	25,482	33,182
Cash and cash equivalents, end of period	$31,242	$25,482	$31,242	$25,482

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
Software-Systems	$10,420	$11,110	$40,281	$44,934
Embedded Products and Hardware Services	37,754	39,028	152,461	192,929
Total revenues	$48,174	$50,138	$192,742	$237,863

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Gross margin(A)
Software-Systems	$6,078	$6,159	$24,949	$25,860
Embedded Products and Hardware Services	9,977	7,107	35,449	47,603
Corporate and other	(2,105)	(2,413)	(8,596)	(9,325)
Total gross margin	$13,950	$10,853	$51,802	$64,138

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
Income (loss) from operations(A)
Software-Systems	$(1,470)	$(2,248)	$(6,169)	$(7,974)
Embedded Products and Hardware Services	1,969	(3,145)	2,457	(25)
Corporate and other	(4,803)	(8,554)	(21,588)	(26,767)
Total income (loss) from operations	$(4,304)	$(13,947)	$(25,300)	$(34,766)

The following table provides revenues, gross margin and income (loss) from operations by the Company's new operating segments for each quarter in 2014.

	Three Months Ended
	Dec 31, 2014	Sept 30, 2014	June 30, 2014	March 31, 2014
Revenue
Software-Systems	$10,420	$11,620	$10,400	$7,841
Embedded Products and Hardware Services	37,754	39,185	39,564	35,958
Total revenues	$48,174	$50,805	$49,964	$43,799

	Three Months Ended
	Dec 31, 2014	Sept 30, 2014	June 30, 2014	March 31, 2014
Gross margin(A)
Software-Systems	$6,078	$7,857	$5,816	$5,198
Embedded Products and Hardware Services	9,977	8,940	8,397	8,135
Corporate and other	(2,105)	(2,100)	(2,206)	(2,185)
Total gross margin	$13,950	$14,697	$12,007	$11,148

	Three Months Ended
	Dec 31, 2014	Sept 30, 2014	June 30, 2014	March 31, 2014
Income (loss) from operations(A)
Software-Systems	$(1,470)	$13	$(1,848)	$(2,864)
Embedded Products and Hardware Services	1,969	1,307	9	(828)
Corporate and other	(4,803)	(5,423)	(5,590)	(5,772)
Total income (loss) from operations	$(4,304)	$(4,103)	$(7,429)	$(9,464)

(A) Cost of sales, research and development and selling, general and administrative expenses are allocated to Software-Systems and Embedded Products and Hardware Services. Expenses, reversals, gains and losses not allocated to Software-Systems or Embedded Product and Hardware Services include amortization of acquired intangible assets, stock-based compensation, restructuring and other charges, and other one time non-recurring events. These items are allocated to corporate and other.

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
ATCA	$24,200	$22,253	$91,094	$116,537
Software and Systems	10,420	11,110	40,281	44,934
COM Express and Rackmount Server	9,820	13,794	49,660	56,019
Other Products	3,734	2,981	11,707	20,373
Total revenues	$48,174	$50,138	$192,742	$237,863

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				For the Years Ended
	December 31,				December 31,
	2014		2013		2014		2013
North America	$22,545	46.8%	$24,633	49.1%	$76,709	39.8%	$103,822	43.6%
Asia Pacific	18,754	38.9	16,319	32.6	73,152	38.0	81,530	34.3
Europe, the Middle East and Africa	6,875	14.3	9,186	18.3	42,881	22.2	52,511	22.1
Total	$48,174	100.0%	$50,138	100.0%	$192,742	100.0%	$237,863	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2014		2013		2014		2013
GROSS MARGIN:
GAAP gross margin	$13,950	29.0%	$10,853	21.6%	$51,802	26.9%	$64,138	27.0%
(a) Amortization of acquired intangible assets	2,045		2,055		8,210		8,559
(b) Stock-based compensation	60		142		386		550
(c) Restructuring and other charges, net			217		—		217
Non-GAAP gross margin	$16,055	33.3%	$13,267	26.5%	$60,398	31.3%	$73,464	30.9%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$7,474	15.5%	$9,989	19.9%	$31,958	16.6%	$45,000	18.9%
(b) Stock-based compensation	(135)		(327)		(818)		(1,170)
Non-GAAP research and development	$7,339	15.2%	$9,662	19.3%	$31,140	16.2%	$43,830	18.4%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$8,759	18.2%	$10,065	20.1%	$35,862	18.6%	$41,210	17.3%
(b) Stock-based compensation	(543)		(1,068)		(2,893)		(3,578)
Non-GAAP selling, general and administrative	$8,216	17.1%	$8,997	17.9%	$32,969	17.1%	$37,632	15.8%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(4,304)	(8.9)%	$(13,947)	(27.8)%	$(25,300)	(13.1)%	$(34,766)	(14.6)%
(a) Amortization of acquired intangible assets	3,304		3,359		13,286		13,774
(b) Stock-based compensation	738		1,537		4,097		5,298
(c) Restructuring and other charges, net	761		3,659		4,205		7,696
Non-GAAP income (loss) from operations	$499	1.0%	$(5,392)	(10.8)%	$(3,712)	(1.9)%	$(7,998)	(3.4)%

NET INCOME (LOSS):
GAAP net loss	$(4,467)	(9.3)%	$(26,015)	(51.9)%	$(27,581)	(14.3)%	$(49,404)	(20.8)%
(a) Amortization of acquired intangible assets	3,304		3,359		13,286		13,774
(b) Stock-based compensation	738		1,537		4,097		5,298
(c) Restructuring and other charges, net	761		3,659		4,205		7,696
(d) Income taxes	73		12,220		762		13,429
(e) Gain on life insurance asset	—		—		(361)		—
(f) Gain of sale of land held for sale	—		(771)		—		(771)
Non-GAAP net income (loss)	$409	0.8%	$(6,011)	(12.0)%	$(5,592)	(2.9)%	$(9,978)	(4.2)%

GAAP weighted average diluted shares	36,504		29,150		34,699		28,805
Escrow shares	—		—		—		—
Dilutive equity awards included in
non-GAAP earnings per share	270		—		—		—
Non-GAAP weighted average diluted shares	36,774		29,150		34,699		28,805
GAAP net loss per share (diluted)	$(0.12)		$(0.89)		$(0.79)		$(1.72)
Non-GAAP adjustments detailed above	0.13		0.68		0.63		1.37
Non-GAAP net income (loss) per share (diluted)	$0.01		$(0.21)		$(0.16)		$(0.35)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended		For the Year Ended
	March 31, 2015		December 31, 2015
	Low End	High End	Estimates at the midpoint of the guidance range
GAAP net loss	$(8.9)	$(4.2)	$(14.8)
(a) Amortization of acquired intangible assets	3.3	3.3	13.3
(b) Stock-based compensation	0.9	0.9	3.6
(c) Restructuring and other charges, net	3.0	2.0	4.5
(d) Income taxes	0.2	0.2	0.9
Total adjustments	7.4	6.4	22.3
Non-GAAP net income (loss)	$(1.5)	$2.2	$7.5

GAAP weighted average shares	36,900	37,200	37,300
Non-GAAP adjustments	—	—	—
Non-GAAP weighted average shares (diluted)	36,900	37,200	37,300

GAAP net loss per share	$(0.24)	$(0.11)	$(0.40)
Non-GAAP adjustments detailed above	0.20	0.17	0.60
Non-GAAP net income per share (diluted)	$(0.04)	$0.06	$0.20

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

	Estimates at the midpoint of the guidance range	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	March 31, 2015	December 31, 2015
GAAP	28.0%	30.0%
(a) Amortization of acquired intangible assets	4.0	5.0
Non-GAAP	32.0%	35.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	March 31, 2015	December 31, 2015
GAAP	$15,325	$55,800
(b) Stock-based compensation	825	3,300
Non-GAAP	$14,500	$52,500

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on life insurance asset: Includes a death benefit received from life insurance assets which were a component of the Company's deferred compensation plan. This transaction is not part of the Company's ordinary course of business and therefore has been excluded from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Sale of land: Gain realized when the Company sold a parcel of land that it owned during the three months ended December 31, 2013. This is excluded from non-GAAP results as the Company does not buy and sell land in the normal course of business. We believe this exclusion enhances the ability of investors to compare the Company's period-over-period operating results.